Exhibit 32.0

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADDED BY SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of OceanFirst Financial Corp. (the “Company”) on Form 10-Q for the period ending March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ John R. Garbarino
John R. Garbarino
Chief Executive Officer
May 10, 2010

/s/ Michael J. Fitzpatrick
Michael J. Fitzpatrick
Chief Financial Officer
May 10, 2010

25